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                                                                    EXHIBIT 10.6

                            THIRD AMENDMENT TO LEASE


     THIS THIRD AMENDMENT TO LEASE (this "Third Amendment"), is entered into as of the ____ day of March, 2000, by and between ROXBURY PROPERTY MANAGEMENT, a California general partnership ("Lessor"), and SIGNATURE EYEWEAR, INC., a California corporation ("Lessee"), with reference to the following facts and circumstances:

     A. Lessor and Lessee have previously entered into that certain Standard Industrial/Commercial Multi-Tenant Lease - Modified Net dated March 23, 1995, for premises consisting of a portion of that certain building located at 498 Oak Street, Inglewood, California (the "Original Premises"). Said lease has been amended by that certain First Amendment to Lease dated as of May 5, 1998, between Lessor and Lessee (the "First Amendment") and as modified by the First Amendment is hereinafter referred to as the "Lease." Said lease has been further amended by that certain Second Amendment to Lease dated as of June 23, 1998, between Lessor and Lessee (the "Second Amendment") and as modified by the Second Amendment is hereinafter referred to as the "Lease."

     B. In addition to the Original Premises occupied by the Lessee, and the additional premises described in the First Amendment and Second Amendment as the First Expansion Premises and the Second Expansion Premises also occupied by Lessee, Lessee desires to lease from Lessor, and Lessor desires to lease to Lessee, certain additional premises situated in the Building (as such term is defined in Section 1.2 of the Lease), which additional premises are described as follows: an approximately 46,100 square foot portion of the most Westerly portion of the Building and known as 490 North Oak Street as depicted on Exhibit "A" attached hereto and incorporated herein by this reference and designated as the Third Expansion Premises (the "Third Expansion Premises").

     C. Lessee and Lessor now desire to amend the Lease with respect to the Third Expansion Premises, and enter into certain other agreements with respect to the Lease, all as more particularly provided for herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee agree as follows:

     1. Defined Terms. All capitalized terms in this Third Amendment not otherwise defined herein shall have the same definitions as are provided therefor in the Lease.

     2. Third Expansion Premises.

          2.1 Lease of Third Expansion Premises. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Third Expansion Premises on all of the terms, provisions and conditions of the Lease with respect to the Lessee's obligations thereunder, as hereby modified. As of February 1, 2000, the term "Premises," as defined in Section 1.2 of the Lease, shall be modified to mean the Original Premises together with the First Expansion Premises, the Second Expansion Premises, and the Third Expansion Premises.

          2.2 Rentable Area of Third Expansion Premises. As of February 1, 2000, the number of square feet of rentable square footage of the Premises set forth in Section 1.2 of the Lease together with the First Expansion Premises and the Second Expansion Premises shall be increased by 46,100 to approximately 109,360 rentable square feet.

          2.3 Term of Lease With Respect to Third Expansion Premises. The Term of the Lease with respect to the Third Expansion Premises shall be sixty-four
(64) months. Said Term shall commence on February 1, 2000, and shall expire on May 31, 2005. The Lease in its entirety shall expire on May 31, 2005.

          2.4 Third Expansion Premises Rent Schedule. Upon execution of this Third Amendment, Lessee shall pay to Lessor the rent past due for February and March, 2000. As of February 1, 2000, the monthly Rent under the Lease attributable to the Third Expansion Premises shall be based on the following schedule:


                 PERIOD                     MONTHS                  RATE
                 ------                     ------                  ----
        02/01/2000 - 01/31/2001              12               $15,000/per month
        02/01/2001 - 07/31/2001              06               $32,000/per month
        08/01/2001 - 11/30/2002              16               $34,000/per month
        12/01/2002 - 05/31/2005              30               $36,500/per month
                                            ----
                                             64


     Rent attributable to the Third Expansion Premises shall be in addition to Base Rent due and owing for the Original Premises, First Expansion Premises and Second Expansion Premises. Said Base Rent attributable to the Original Premises, First Expansion Premises and Second Expansion Premises, together ith Rent attributable to the Third Expansion Premises, shall be paid to Lessor in accordance with Paragraph 4 of the Lease.


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          2.5 Security Deposit. The current Security Deposit is $40,000 cash.
Upon or before execution of this Third Amendment, Lessee shall deposit with Lessor the additional amount of $36,500 cash. The Security Deposit shall hereafter include the existing $40,000 cash and this additional $36,500 cash, for a total Security Deposit of $76,500.

          2.6 Lessee's Share. As of February 1, 2000, Lessee's Share of Operating Expenses, as set forth in Section 1.6 and 4.2 of the Lease, shall be increased to 50.76%, which percentage has been calculated by the ratio of the rentable square footage of the Premises (including the First Expansion Premises, the Second Expansion Premises and the Third Expansion Premises) to the total rentable square footage contained in the Building. Lessee shall be liable for Operating Expenses arising on and after February 1, 2000, based on Lessee's Share applicable on February 1, 2000. Lessee's obligations to pay estimated and actual amounts toward Operating Expenses for the year shall be prorated by Lessor to reflect the different amounts of Lessee's Share during such year.

          2.7 Parking Privileges. As of February 1, 2000, the number of parking spaces available for use by Lessee as set forth in Section 1.2 and Paragraph 49 of the Lease and Sections 2.8 and 3.7 of the First Amendment, shall be increased by forty-six (46) Unreserved Parking Spaces (in the Unreserved Parking Lot areas designated on Exhibit "A" attached hereto and incorporated herein by this reference) to a total of one hundred and fifty-one (151) parking spaces.

                  2.8 Evidence of Insurance Coverage. Upon or before the execution of this Third Amendment, Lessee shall cause the insurance which Lessee is obligated to obtain and maintain under Paragraph 8 of the Lease to be revised such that it shall also be applicable to and cover the Third Expansion Premises, and Lessee shall deliver to Lessor a certificate binder showing 490 North Oak Street, Inglewood, California as the insured property on the date of execution of this Third Amendment.

          2.9 Condition of Third Expansion Premises. Lessor shall deliver the Third Expansion Premises to Lessee in broom clean condition and represents to Lessee that the existing plumbing, lighting, electrical, heating, ventilating, air conditioning, fire sprinkler system (including fire hoses and hose cabinets), windows, skylights, roof, walls, foundation, loading doors, fencing, paving, landscaping, and irrigation systems, to the best of Lessor's knowledge, are in good operating condition as of February 1, 2000. Lessee hereby accepts the Third Expansion Premises in its condition existing on February 1, 2000, AS IS, without other representation or warranty of any kind from Lessor, and Lessee further acknowledges that, except as otherwise expressly provided herein, Lessor has no obligation to make any repairs, modifications or improvements of any kind or nature to the Third Expansion Premises.

     3. Lessee's Option to Extend. Lessee's option to extend the Original Term of the Lease set forth in Paragraph 62 of the Lease shall be applicable to, and must be exercised with respect to, the entire Premises (including the First Expansion Premises, Second Expansion Premises and Third Expansion Premises).

     4. Brokerage Commissions. Both Lessor and Lessee represents and warrants to the other that it has not dealt with any real estate broker, salesman or finder in connection with this transaction other than The Klabin Company. Each party agrees to indemnify and hold harmless the other in the event a claim is made for any commissions or other compensation through it in contravention of the representations and covenants set forth in this Paragraph 4.

     5. Acknowledgments. As a material inducement for Lessor to enter into this Third Amendment, Lessee acknowledges and agrees that to the best of Lessee's knowledge, as of the date hereof: (a) Lessor has performed all obligations required of the Lessor under the Lease; (b) Lessee has no offsets or counterclaims whatsoever under the Lease (including, without limitation, with respect to all prior payments or reimbursements of Operating Expenses made by Lessee); and (c) the figures and calculations set forth in the Lease and this Third Amendment regarding the size of the Premises, the Building and Lessee's Share are correct.

     6. Reaffirmation of Lease. Except as expressly modified herein, the Lease is hereby reaffirmed and ratified by Lessor and Lessee in its entirety.

     IN WITNESS WHEREOF, Lessee and Lessor have executed this Third Amendment as of the day and year first written above.



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                                    LESSEE:

                                    SIGNATURE EYEWEAR, INC.,
                                    a California corporation


                                    By:
                                         --------------------------------------
                                    Name: Michael Prince
                                          -------------------------------------
                                    Title: Chief Financial Officer
                                           ------------------------------------


                                    By:
                                        ---------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                          -------------------------------------


                                    LESSOR:

                                    ROXBURY PROPERTY MANAGEMENT,
                                    a California general partnership




                                    By:
                                        ---------------------------------------
                                    Name: Raymond Renta
                                    Title: General Partner